Exhibit 107

Calculation of Filing Fee Tables

F-10
(Form Type)

Profound Medical Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Shares	457(o)	(1)	(1)	(1)(2)	0.0000927	(1)
Fees to be Paid	Other	Warrants	457(o)	(1)	(1)	(1)(2)	0.0000927	(1)
Fees to be Paid	Debt	Debt Securities	457(o)	(1)	(1)	(1)(2)	0.0000927	(1)
Fees to be Paid	Other	Subscription Receipts	457(o)	(1)	(1)	(1)(2)	0.0000927	(1)
Fees to be Paid	Other	Units	457(o)	(1)	(1)	(1)(2)	0.0000927	(1)
	Total Offering Amounts					US$100,000,000	0.0000927	US$9,270.00
	Fees Previously Paid					(3)		(3)
	Total Fee Offsets							US$1,510.92 (4)
	Net Fee Due							US$7,759.08

(1)	There are being registered under this Registration Statement such indeterminate number of Common Shares, Warrants, Debt Securities, Subscription Receipts and Units to be sold by Profound Medical Corp. (the “Registrant”) and Common Shares to be sold by the selling shareholders named in the prospectus (collectively, the “Selling Shareholders”) as shall have an aggregate initial offering price not to exceed US$100,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant and/or the Selling Shareholders in connection with the sale of the securities under this Registration Statement.

(2)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.

(3)	Not applicable.

(4)	A registration fee in the amount of $12,120.00 was previously paid by the Registrant, in connection with the filing of a Registration Statement on Form F-10 (Registration No. 333-233997). This F-10 Registration Statement was not fully used, resulting in $12,466,307.00 as the unsold aggregate offering amount. This unused amount represents 12.5% of the $12,120.00 paid on the previous F-10 and results in a fee offset of $1,510.92. Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant hereby applies $1,510.92 of those unused registration fees to offset against the amounts due herewith. Accordingly, the registration fee owed in connection with this Registration Statement on Form F-10 is $7,759.09.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Profound Medical Corp.	F-10	333-233997	2019-09-27		$1,510.92	Equity/Debt/Other	(1)	(1)	$12,466,307.00
Fee Offset Sources	Profound Medical Corp.	F-10	333-233997		2019-09-27						$12,120.00

(1)	This Registration Statement contained an indeterminate number of Common Shares, Warrants, Debt Securities, Subscription Receipts and Units to be sold by Profound Medical Corp. (the “Registrant”) and Common Shares to be sold by the selling shareholders named in the prospectus (collectively, the “Selling Shareholders”) and had an aggregate initial offering price not to exceed US$100,000,000.

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